                                                                 Exhibit 23(iii)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-3 of our report dated February 8, 1999 (February 22, 1999 as to Note X) appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche

Richmond, Virginia
December 20, 1999